EXHIBIT 99.1

Lexaria Bioscience Renews Contracts with Senior Management and Cancels Options.

Kelowna, British Columbia – April 9, 2019 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the “Company” or “Lexaria”), a drug delivery platform innovator, announces that it has successfully negotiated renewal management contracts with Chief Executive Officer Chris Bunka and President John Docherty.

The new contracts are for 3-year terms and ensure that the Company can seamlessly pursue its business goals and create shareholder value while providing management continuity during this period of corporate growth. Specific details of the contracts can be found within regulatory filings.

Lexaria will always strive to provide excellence in management which is always aligned with the interests of shareholders.

Finally, Lexaria announces that, effective April 5, 2019, it has reached agreements with certain optionees to cancel 1,140,000 stock options having exercise prices ranging from US$0.10 to US$2.06.

About Lexaria

Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and has patents granted in the USA and in Australia for utilization of its DehydraTECH™ delivery technology. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs),nicotine and other molecules.

www.lexariabioscience.com

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FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Bioscience Corp.

Alex Blanchard, Communications Manager

(250)765-6424 Ext 202

Or

NetworkNewsWire (NNW)

www.NetworkNewsWire.com

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional stock warrants or stock options will be exercised. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements; or that results from any studies will be favorable or in any way support future business activities of any kind. Scientific R&D is often unpredictable and unanticipated results could emerge from any study and have a material impact. There is no assurance that any planned corporate activity, scientific study, R&D, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA).  TurboCBDTM, DehydraTECHTM technology and ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.